NEWS	Exhibit 99.1

Chris Meyer
Group Vice President, IR & Finance
(813) 830-5311

Bloomin’ Brands Announces 2015 First Quarter Adjusted Diluted EPS of $0.54 and Diluted EPS of $0.47;
Posts U.S. Comparable Sales Increase of 3.6%;
Reaffirms 2015 Guidance for Adjusted Diluted EPS and U.S. Comparable Sales;
Declares Dividend of $0.06 Per Share

TAMPA, Fla., May 5, 2015 - Bloomin’ Brands, Inc. (Nasdaq:BLMN) today reported financial results for the first quarter (“Q1 2015”) ended March 29, 2015 compared to the the first quarter (“Q1 2014”) ended March 30, 2014.

Key highlights for Q1 2015 include the following:

•	Comparable sales for Company-owned U.S. concepts increased 3.6% with a traffic increase of 0.7%

•	Comparable sales for our Brazilian Outback Steakhouse restaurants increased 6.2%

•	System-wide development was 14 new restaurants. In March 2015, we opened our first International Carrabba’s Italian Grill in Brazil, known as Abbraccio

•	Adjusted operating income margin was 9.1% versus 8.4% in Q1 2014 and U.S. GAAP operating income margin was 8.1% versus 7.8% in the Q1 2014

•	Adjusted net income was $69.7 million versus $58.5 million in Q1 2014 and U.S. GAAP Net income attributable to Bloomin’ Brands was $60.6 million versus $53.7 million in Q1 2014

Adjusted Diluted EPS and Diluted EPS
The following table reconciles Adjusted diluted earnings per share to Diluted earnings per share for the periods as indicated below. Due to our conversion to a 52-53 week fiscal year in 2014, there were two more days in the first quarter in fiscal 2015, which had an impact of $0.04 to adjusted diluted EPS.

	Q1 2015	Q1 2014	CHANGE
Adjusted diluted earnings per share	$0.54	$0.46	$0.08
Adjustments	(0.07)	(0.04)	(0.03)
Diluted earnings per share	$0.47	$0.42	$0.05

____________________
See Non-GAAP Measures later in this release.

CEO Comments

“The first quarter was a strong start to the year. We were pleased with our sales performance and margin delivery. These results set us up to deliver our 2015 goals,” said Elizabeth Smith, CEO. “In addition, we continue to make great progress in our International business as it becomes a larger part of our portfolio and growth plans.”

First Quarter Financial Results

The following summarizes our results for Q1 2015 and Q1 2014:

(dollars in millions)	Q1 2015	Q1 2014	% Change
Total revenues	$1,202.1	$1,157.9	3.8%

Adjusted restaurant level operating margin	18.3%	18.0%	0.3%
U.S. GAAP restaurant level operating margin	18.4%	18.2%	0.2%

Adjusted operating income margin	9.1%	8.4%	0.7%
U.S. GAAP operating income margin	8.1%	7.8%	0.3%

•
The increase in Total revenues was primarily due to additional revenues from new restaurant openings, an increase in U.S. comparable restaurant sales and the gain of two operating days due to the 2014 change to a 52-53 week fiscal year. The increase in Total revenues was partially offset by the closing of 73 restaurants since December 31, 2013, the sale of 20 Roy’s restaurants and the effect of foreign currency translation.

•
The increases in Adjusted and U.S. GAAP restaurant-level operating margin were primarily due to productivity savings and higher U.S. average unit volumes. These increases were partially offset by commodity and wage rate inflation as well as lunch expansion rollout costs.

•
The increase in Adjusted operating income margin was driven primarily by higher Adjusted restaurant-level operating margin as described above and lower compensation expenses due to our organizational realignment in the second half of fiscal 2014.

•
U.S. GAAP operating income margin is lower than Adjusted operating income margin primarily due to restaurant closing costs related to our International Restaurant Closure Initiative. This decrease was partially offset by the lapping of our Domestic Restaurant Closure Initiative.

First Quarter Comparable Restaurant Sales

THIRTEEN WEEKS ENDED MARCH 29, 2015	COMPANY- OWNED
Comparable restaurant sales (stores open 18 months or more) (1) (2) (3):
U.S.
Outback Steakhouse	5.0%
Carrabba’s Italian Grill	1.9%
Bonefish Grill	0.9%
Fleming’s Prime Steakhouse & Wine Bar	3.0%
Combined U.S.	3.6%

International
Outback Steakhouse - South Korea	(3.0)%
Outback Steakhouse - Brazil	6.2%
_________________

(1)
Due to our conversion to a 52-53 week fiscal year in 2014, there were two more days in Q1 2015 as compared to Q1 2014. These additional days increased total revenues by $24.3 million and have been excluded from our comparable restaurant sales calculation.

(2)	Comparable restaurant sales exclude the effect of fluctuations in foreign currency rates.

(3)
Relocated international restaurants closed more than 30 days and relocated U.S. restaurants closed more than 60 days are excluded from comparable restaurant sales until at least 18 months after reopening.

U.S. Segment Operating Results

(dollars in millions)	Q1 2015	Q1 2014	% Change
U.S.
Total revenues	$1,062.0	$1,010.6	5.1%

Adjusted restaurant-level operating margin	17.9%	17.2%	0.7%
U.S. GAAP restaurant-level operating margin	17.9%	17.4%	0.5%

Adjusted operating income margin	12.2%	11.1%	1.1%
U.S. GAAP operating income margin	12.0%	10.6%	1.4%

•
The increase in U.S. GAAP operating income margin was primarily due to higher average unit volumes, productivity savings, the lapping of the Domestic Restaurant Closure Initiative and lower compensation and benefits driven by our organizational realignment in the second half of fiscal 2014.

International Segment Operating Results

(dollars in millions)	Q1 2015	Q1 2014	% Change
International
Total revenues	$140.0	$147.2	(4.9)%

Adjusted restaurant-level operating margin	21.7%	20.1%	1.6%
U.S. GAAP restaurant-level operating margin	21.7%	20.0%	1.7%

Adjusted operating income margin	12.6%	12.0%	0.6%
U.S. GAAP operating income margin	6.3%	11.0%	(4.7)%

•	The decrease in Total revenues is primarily due to the impact of the International Restaurant Closure Initiative and foreign currency translation.

•	The increase in Adjusted operating income margin was primarily due to higher restaurant-level operating margin, partially offset by general and administrative expenses due to investment spending.

•	U.S. GAAP operating income margin is lower than Adjusted operating income margin primarily due to restaurant closing costs related to our International Restaurant Closure Initiative.

•	Foreign currency translation negatively impacted income from operations by $2.0 million

Unallocated Corporate Operating Expense

Certain expenses are managed centrally and are not allocated to the U.S. or International segment. In total, Q1 2015 unallocated expenses were $38.6 million, which was $5.5 million higher than Q1 2014. $4.9 million of this variance is primarily due to an increase in insurance expenses, which are included in consolidated restaurant-level operating margin.

System-wide Development

The following summarizes our system-wide development for the thirteen weeks ended March 29, 2015:

	DECEMBER 28, 2014	OPENINGS	CLOSURES (1)	MARCH 29, 2015
U.S.:
Outback Steakhouse—Company-owned	648	1	—	649
Carrabba’s Italian Grill
Company-owned	242	2	—	244
Franchised	1	1	—	2
Bonefish Grill—Company-owned	201	4	(1)	204

International:
Outback Steakhouse
Company-owned—South Korea (2)	91	2	(18)	75
Company-owned—Brazil	63	1	—	64
Company-owned—Other	11	1	(2)	10
Franchised	55	2	—	57
System-wide development		14	(21)
____________________

(1)	Excludes 20 Roy’s restaurants sold in January 2015.

(2)
In Q1 2015, we adopted a policy that relocated international restaurants closed more than 30 days and relocated U.S. restaurants closed more than 60 days are considered a closure. Prior periods have been revised to conform to the current year presentation.

Dividend Declaration and Share Repurchases

On April 29, 2015, our Board of Directors declared a quarterly cash dividend of $0.06 per share to be paid on May 27, 2015 to all stockholders of record as of the close of business on May 15, 2015.

In December 2014, our Board of Directors approved a share repurchase program under which we are authorized to repurchase up to $100.0 million of our outstanding common stock. The authorization will expire on June 12, 2016. During the thirteen weeks ended March 29, 2015, $70.0 million of outstanding stock was repurchased under the program. As of March 29, 2015, $30.0 million remains authorized under the share repurchase program.

Other Events

Q1 2015 adjusted results reflect the following items:

•
In our November 4, 2014 earnings release, we announced our intention to close 36 underperforming international locations as part of the International Restaurant Closure Initiative. In Q1 2015, we incurred $7.5 million of restaurant closing costs associated with this initiative.

•	In January 2015, we sold our Roy’s business and recognized a loss on sale of $1.1 million.

Fiscal 2015 Financial Outlook

We are reaffirming our full-year guidance for blended domestic comparable restaurant sales growth of at least 1.5% and Adjusted diluted earnings per share to be at least $1.27 as previously communicated in our February 19, 2015 earnings release.

Total Revenues are now expected to be at least $4.43 billion. The reduction from $4.49 billion is due to expected additional impact from foreign currency translation. All other elements of the fiscal 2015 guidance included in the February 19, 2015 release remain intact.

Non-GAAP Measures

In addition to the results provided in accordance with U.S. GAAP, this press release and related tables include certain non-GAAP measures which present operating results on an adjusted basis. These are supplemental measures of performance that are not required by or presented in accordance with U.S. GAAP and include the following: (i) Adjusted restaurant-level operating margins, (ii) Adjusted income from operations and the corresponding margins, (iii) Adjusted net income, (iv) Adjusted diluted earnings per share, (v) Adjusted segment restaurant-level operating margins and (vi) Adjusted segment income from operations and the corresponding margins.

Although we believe these non-GAAP measures enhance investors’ understanding of our business and performance, these non-GAAP financial measures are not intended to replace accompanying U.S. GAAP financial measures. These metrics are not necessarily comparable to similarly titled measures used by other companies. The use of other non-GAAP financial measures permits investors to assess the operating performance of our business relative to our performance based on U.S. GAAP results and relative to other companies within the restaurant industry by isolating the effects of certain items that vary from period to period without correlation to core operating performance or that vary widely among similar companies. However, our inclusion of these adjusted measures should not be construed as an indication that our future results will be unaffected by unusual or infrequent items or that the items for which we have made adjustments are unusual or infrequent. We believe that the disclosure of these non-GAAP measures is useful to investors as they form the basis for how our management team and Board of Directors evaluate our operating performance, allocate resources and establish employee incentive plans.

For reconciliations of the non-GAAP measures used in this release, refer to tables four, five, six, seven, ten and eleven included later in this release.

Conference Call
The Company will host a conference call today, May 5, 2015 at 9:00 AM ET. The conference call can be accessed live over the telephone by dialing (888) 438-5448, or (719) 325-2491 for international participants. A replay will be available beginning two hours after the call and can be accessed by dialing (877) 870-5176 or (858) 384-5517 for international callers; the conference ID is 9881887. The replay will be available through Tuesday, May 12, 2015. The call will also be webcast live from the Company’s website at http://www.bloominbrands.com under the Investors section. A replay of this webcast will be available on the Company’s website after the call.

About Bloomin’ Brands, Inc.
Bloomin’ Brands, Inc. is one of the largest casual dining restaurant companies in the world with a portfolio of leading, differentiated restaurant concepts. The Company has four founder-inspired brands: Outback Steakhouse, Carrabba's Italian Grill, Bonefish Grill and Fleming's Prime Steakhouse & Wine Bar. The Company operates approximately 1,500 restaurants in 48 states, Puerto Rico, Guam and 22 countries, some of which are franchise locations. For more information, please visit bloominbrands.com.

Forward-Looking Statements
Certain statements contained herein, including statements under the heading “Fiscal 2015 Financial Outlook,” are not based on historical fact and are “forward-looking statements” within the meaning of applicable securities laws. Generally, these statements can be identified by the use of words such as “believes,” “estimates,” “anticipates,” “expects,” “on track,” “feels,” “forecasts,” “seeks,” “projects,” “intends,” “plans,” “may,” “will,” “should,” “could,” “would” and similar expressions intended to identify forward-looking statements, although not all forward-looking statements contain these identifying words. These forward-looking statements include all matters that are not historical facts. By their nature, forward-looking statements involve risks and uncertainties that could cause actual results to differ materially from the Company’s forward-looking statements. These risks and uncertainties include, but are not limited to: local, regional, national and international economic conditions; consumer confidence and spending patterns; challenges associated with new restaurant development; our ability to preserve the value of our brands; price and availability of commodities; weather, acts of God and other disasters; the seasonality of the Company’s business; increases in unemployment rates and taxes; increases in labor costs; competition; changes in patterns of consumer traffic, consumer tastes and dietary habits; consumer reaction to public health and food safety issues; government actions and policies; foreign currency exchange rates; interruption or breach of our systems or loss of consumer or employee information; interest rate changes, compliance with debt covenants and the Company’s ability to make debt payments; the cost and availability of credit; and our ability to continue to pay dividends. Further information on potential factors that could affect the financial results of the Company and its forward-looking statements is included in its most recent Form 10-K filed with the Securities and Exchange Commission. The Company assumes no obligation to update any forward-looking statement, except as may be required by law. These forward-looking statements speak only as of the date of this release. All forward-looking statements are qualified in their entirety by this cautionary statement.
Note: Numerical figures included in this release have been subject to rounding adjustments.

TABLE ONE
BLOOMIN’ BRANDS, INC.
CONSOLIDATED STATEMENTS OF OPERATIONS AND COMPREHENSIVE INCOME
(UNAUDITED)
	THIRTEEN WEEKS ENDED
(dollars in thousands, except per share data)	MARCH 29, 2015	MARCH 30, 2014
Revenues
Restaurant sales	$1,194,810	$1,150,525
Other revenues	7,249	7,334
Total revenues	1,202,059	1,157,859
Costs and expenses
Cost of sales	387,468	373,614
Labor and other related	323,986	311,418
Other restaurant operating	264,038	256,518
Depreciation and amortization	46,486	46,165
General and administrative	73,247	74,054
Provision for impaired assets and restaurant closings	9,133	6,064
Total costs and expenses	1,104,358	1,067,833
Income from operations	97,701	90,026
Other expense, net	(1,147)	(164)
Interest expense, net	(13,198)	(16,598)
Income before provision for income taxes	83,356	73,264
Provision for income taxes	21,274	18,164
Net income	62,082	55,100
Less: net income attributable to noncontrolling interests	1,494	1,367
Net income attributable to Bloomin’ Brands	$60,588	$53,733

Net income	$62,082	$55,100
Other comprehensive income:
Foreign currency translation adjustment	(25,462)	(5,365)
Unrealized losses on derivatives, net of tax	(4,012)	—
Comprehensive income	32,608	49,735
Less: comprehensive income attributable to noncontrolling interests	1,494	1,367
Comprehensive income attributable to Bloomin’ Brands	$31,114	$48,368

Earnings per share:
Basic	$0.48	$0.43
Diluted	$0.47	$0.42
Weighted average common shares outstanding:
Basic	125,302	124,542
Diluted	128,759	127,851

Cash dividends declared per common share	$0.06	$—

TABLE TWO
BLOOMIN’ BRANDS, INC.
SEGMENT RESULTS
(UNAUDITED)
(dollars in thousands)	THIRTEEN WEEKS ENDED
U.S. Segment	MARCH 29, 2015	MARCH 30, 2014
Revenues
Restaurant Sales	$1,056,104	$1,004,875
Other Revenues	5,910	5,751
Total revenues	$1,062,014	$1,010,626
Restaurant-level operating margin	17.9%	17.4%
Income from operations	$127,408	$106,901
Operating income margin	12.0%	10.6%
International Segment
Revenues
Restaurant sales	$138,706	$145,650
Other revenues	1,339	1,583
Total revenues	$140,045	$147,233
Restaurant-level operating margin	21.7%	20.0%
Income from operations	$8,879	$16,225
Operating income margin	6.3%	11.0%
Reconciliation of Segment Income from Operations to Consolidated Income from Operations
Segment income from operations
U.S.	$127,408	$106,901
International	8,879	16,225
Total segment income from operations	136,287	123,126
Unallocated corporate operating expense - Cost of sales, Labor and other related and Other restaurant operating	(288)	4,594
Unallocated corporate operating expense - Depreciation and amortization and General and administrative	(38,298)	(37,694)
Unallocated corporate operating expense	(38,586)	(33,100)
Total income from operations	$97,701	$90,026

TABLE THREE
BLOOMIN’ BRANDS, INC.
SUPPLEMENTAL BALANCE SHEET INFORMATION
(UNAUDITED)
(dollars in thousands)	MARCH 29, 2015	DECEMBER 28, 2014
Cash and cash equivalents (1)	$135,648	$165,744
Net working capital (deficit) (2)	$(251,128)	$(239,559)
Total assets	$3,198,644	$3,344,286
Total debt, net	$1,311,310	$1,315,843
Total stockholders’ equity	$518,847	$556,449
_________________

(1)	Excludes restricted cash.

(2)
The Company has, and in the future may continue to have, negative working capital balances (as is common for many restaurant companies). The Company operates successfully with negative working capital because cash collected on Restaurant sales is typically received before payment is due on its current liabilities and its inventory turnover rates require relatively low investment in inventories. Additionally, ongoing cash flows from restaurant operations and gift card sales are used to service debt obligations and to make capital expenditures.

TABLE FOUR
BLOOMIN’ BRANDS, INC.
RESTAURANT-LEVEL OPERATING MARGIN NON-GAAP RECONCILIATION
(UNAUDITED)
	THIRTEEN WEEKS ENDED				(UNFAVORABLE) FAVORABLE CHANGE IN ADJUSTED
	MARCH 29, 2015		MARCH 30, 2014
	U.S. GAAP	ADJUSTED (1)	U.S. GAAP	ADJUSTED (2)	QUARTER TO DATE
Restaurant sales	100.0%	100.0%	100.0%	100.0%

Cost of sales	32.4%	32.4%	32.5%	32.5%	0.1%
Labor and other related	27.1%	27.1%	27.1%	27.1%	—%
Other restaurant operating	22.1%	22.1%	22.3%	22.5%	0.4%

Restaurant-level operating margin	18.4%	18.3%	18.2%	18.0%	0.3%
_________________

(1)
Includes adjustments of $0.2 million of expenses from the International Restaurant Closure Initiative, partially offset by $0.1 million of non-cash intangible amortization recorded as a result of the acquisition of our Brazil operations. All adjustments were recorded in Other restaurant operating.

(2)
Includes adjustments related to the write-off of deferred rent liabilities of $2.1 million associated with the Domestic Restaurant Closure Initiative, partially offset by $0.1 million of non-cash intangible amortization recorded as a result of the acquisition of our Brazil operations. All adjustments were recorded in Other restaurant operating.

TABLE FIVE
BLOOMIN’ BRANDS, INC.
SEGMENT RESTAURANT-LEVEL OPERATING MARGIN NON-GAAP RECONCILIATION
(UNAUDITED)
	THIRTEEN WEEKS ENDED				(UNFAVORABLE) FAVORABLE CHANGE IN ADJUSTED
	MARCH 29, 2015		MARCH 30, 2014
Restaurant-level operating margin:	U.S. GAAP	ADJUSTED	U.S. GAAP	ADJUSTED	QUARTER TO DATE
U.S. (1)	17.9%	17.9%	17.4%	17.2%	0.7%
International (2)	21.7%	21.7%	20.0%	20.1%	1.6%
_________________

(1)	The thirteen weeks ended March 30, 2014 includes adjustments for the write-off of $2.1 million of deferred rent liabilities associated with the Domestic Restaurant Closure Initiative.

(2)	The thirteen weeks ended March 30, 2014 includes an adjustment of $0.1 million of non-cash intangible amortization recorded as a result of the acquisition of our Brazil operations.

TABLE SIX
BLOOMIN’ BRANDS, INC.
INCOME FROM OPERATIONS, NET INCOME AND DILUTED EARNINGS PER SHARE NON-GAAP RECONCILIATION
(UNAUDITED)
	THIRTEEN WEEKS ENDED
(in thousands, except per share data)	MARCH 29, 2015	MARCH 30, 2014
Income from operations	$97,701	$90,026
Operating income margin	8.1%	7.8%
Adjustments:
Restaurant impairments and closing costs (1)	8,870	4,929
Purchased intangibles amortization (2)	1,283	1,458
Restaurant relocations and related costs (3)	1,169	—
Transaction-related expenses (4)	275	1,118
Total income from operations adjustments	11,597	7,505
Adjusted income from operations	$109,298	$97,531
Adjusted operating income margin	9.1%	8.4%

Net income attributable to Bloomin’ Brands	$60,588	$53,733
Adjustments:
Income from operations adjustments	11,597	7,505
Loss on disposal of business (5)	1,151	—
Total adjustments, before income taxes	12,748	7,505
Adjustment to provision for income taxes (6)	(3,627)	(2,695)
Net adjustments	9,121	4,810
Adjusted net income	$69,709	$58,543

Diluted earnings per share	$0.47	$0.42
Adjusted diluted earnings per share	$0.54	$0.46

Diluted weighted average common shares outstanding	128,759	127,851
_________________

(1)
Represents expenses incurred in the thirteen weeks ended March 29, 2015 for the International and Domestic Restaurant Closure Initiatives and expenses incurred for the Domestic Restaurant Closure Initiative during the thirteen weeks ended March 30, 2014.

(2)	Represents non-cash intangible amortization recorded as a result of the acquisition of our Brazil operations.

(3)	Represents asset impairment charges and accelerated depreciation incurred in connection with the Company’s relocation program.

(4)	Relates primarily to costs incurred with the secondary offering of our common stock in March 2015 and March 2014, respectively, and other transaction costs.

(5)	Represents loss on sale of the Roy’s business.

(6)
Income tax effect of adjustments for the thirteen weeks ended March 29, 2015 and March 30, 2014, respectively, are calculated based on the statutory rate applicable to jurisdictions in which the above non-GAAP adjustments relate.

Following is a summary of the financial statement line item classification of the net income adjustments in the Consolidated Statements of Operations and Comprehensive Income:

	THIRTEEN WEEKS ENDED
(dollars in thousands)	MARCH 29, 2015	MARCH 30, 2014
Other restaurant operating expense	$(136)	$(1,983)
Depreciation and amortization	1,266	1,363
General and administrative	1,602	2,153
Provision for impaired assets and restaurant closings	8,865	5,972
Other expense, net	1,151	—
Provision for income taxes	(3,627)	(2,695)
Net adjustments	$9,121	$4,810

TABLE SEVEN
BLOOMIN’ BRANDS, INC.
SEGMENT INCOME FROM OPERATIONS NON-GAAP RECONCILIATION
(UNAUDITED)
U.S. Segment	THIRTEEN WEEKS ENDED
(dollars in thousands)	MARCH 29, 2015	MARCH 30, 2014
Income from operations	$127,408	$106,901
Operating income margin	12.0%	10.6%
Adjustments:
Restaurant impairments and closing costs (1)	1,336	4,929
Restaurant relocations and related costs (2)	1,169	—
Adjusted income from operations	$129,913	$111,830
Adjusted operating income margin	12.2%	11.1%

International Segment
(dollars in thousands)
Income from operations	$8,879	$16,225
Operating income margin	6.3%	11.0%
Adjustments:
Restaurant impairments and closing costs (3)	7,534	—
Purchased intangibles amortization (4)	1,283	1,458
Adjusted income from operations	$17,696	$17,683
Adjusted operating income margin	12.6%	12.0%
_________________

(1)	Represents expenses incurred for the Domestic Restaurant Closure Initiative.

(2)	Represents asset impairment charges and accelerated depreciation incurred in connection with the Company’s relocation program.

(3)	Represents expenses incurred for the International Restaurant Closure Initiative.

(4)	Represents non-cash intangible amortization recorded as a result of the acquisition of our Brazil operations.

TABLE EIGHT
BLOOMIN’ BRANDS, INC.
COMPARATIVE STORE INFORMATION
	MARCH 29,	MARCH 30,
	2015	2014
Number of restaurants (at end of the period):
U.S.
Outback Steakhouse
Company-owned	649	650
Franchised	105	104
Total	754	754
Carrabba’s Italian Grill
Company-owned	244	240
Franchised	2	1
Total	246	241
Bonefish Grill
Company-owned	204	192
Franchised	5	5
Total	209	197
Fleming’s Prime Steakhouse & Wine Bar
Company-owned	66	66
Roy’s (1)
Company-owned	—	20
International
Outback Steakhouse
Company-owned - South Korea	75	108
Company-owned - Brazil (2)	64	51
Company-owned - Other	10	12
Franchised	57	51
Total	206	222
System-wide total	1,481	1,500
____________________

(1)	On January 26, 2015, we sold our Roy’s concept.

(2)	The restaurant counts for Brazil are reported as of February 2015 and 2014, respectively, to correspond with the balance sheet dates of this subsidiary.

TABLE NINE
BLOOMIN’ BRANDS, INC.
SELECTED SEGMENT INFORMATION
(UNAUDITED)
	THIRTEEN WEEKS ENDED				FISCAL YEAR
	MARCH 30,	JUNE 29,	SEPTEMBER 28,	DECEMBER 28,
	2014	2014	2014	2014	2014
Selected Operating Data:
Comparable restaurant sales (restaurants open 18 months or more) (1):
Outback Steakhouse - South Korea	(18.8)%	(14.3)%	(21.4)%	(15.8)%	(17.7)%
Outback Steakhouse - Brazil (2)	6.8%	12.2%	8.9%	4.2%	7.6%

Menu price (decreases) increases (3):
Outback Steakhouse - South Korea	(0.1)%	0.9%	1.9%	1.9%	1.1%
Outback Steakhouse - Brazil	6.6%	7.8%	7.3%	6.8%	7.1%

Average restaurant unit volumes (weekly):
Outback Steakhouse - South Korea (4)	$48,102	$40,523	$42,330	$43,528	$43,621
Outback Steakhouse - Brazil (5)	$111,261	$112,479	$110,982	$100,645	$108,527

Operating weeks:
Outback Steakhouse - South Korea	1,386	1,387	1,385	1,316	5,474
Outback Steakhouse - Brazil	638	692	732	797	2,859

Selected Financial Data (dollars in thousands):
U.S.
Restaurant sales	$1,004,875	$961,608	$910,482	$955,408	$3,832,373
Other revenues	5,751	5,435	4,953	5,767	21,906
Total revenues	$1,010,626	$967,043	$915,435	$961,175	$3,854,279
Restaurant-level operating margin	17.4%	15.2%	13.5%	15.4%	15.4%
Income from operations	$106,901	$81,268	$54,734	77,658	$320,561
Operating income margin	10.6%	8.4%	6.0%	8.1%	8.3%

International
Restaurant sales	$145,650	$142,829	$148,735	$146,196	$583,410
Other revenues	1,583	1,040	1,284	1,115	5,022
Total revenues	$147,233	$143,869	$150,019	$147,311	$588,432
Restaurant-level operating margin	20.0%	17.2%	16.6%	20.0%	18.4%
Income (loss) from operations	$16,225	$8,282	$(2,968)	$3,481	$25,020
Operating income (loss) margin	11.0%	5.8%	(2.0)%	2.4%	4.3%

				(CONTINUED...)

TABLE NINE
BLOOMIN’ BRANDS, INC.
SELECTED SEGMENT INFORMATION
(UNAUDITED)
	THIRTEEN WEEKS ENDED				FISCAL YEAR
	MARCH 30,	JUNE 29,	SEPTEMBER 28,	DECEMBER 28,
	2014	2014	2014	2014	2014
Segment income (loss) from operations
U.S.	$106,901	$81,268	$54,734	$77,658	$320,561
International	16,225	8,282	(2,968)	3,481	25,020
Total segment income from operations	$123,126	$89,550	$51,766	$81,139	$345,581
Unallocated corporate operating expense - Cost of sales, Labor and other related and Other restaurant operating	4,594	6,728	(1,641)	4,770	14,451
Unallocated corporate operating expense - Depreciation and amortization, General and administrative and Provision for impaired assets and restaurant closings	(37,694)	(33,887)	(51,246)	(45,241)	(168,068)
Total unallocated corporate operating expense	(33,100)	(27,159)	(52,887)	(40,471)	(153,617)
Total income (loss) from operations	$90,026	$62,391	$(1,121)	$40,668	$191,964
____________________

(1)
Comparable restaurant sales exclude the effect of fluctuations in foreign currency rates. Relocated international restaurants closed more than 30 days and relocated U.S. restaurants closed more than 60 days are excluded from comparable restaurant sales until at least 18 months after reopening.

(2)
Prior to November 1, 2013, sales from the acquired restaurants in Brazil were reported as income from unconsolidated joint ventures. Subsequent to November 1, 2013, the sales of these restaurants are reported as Company-owned. Calculation of comparable restaurant sales and general menu price increases for company-owned operations in Brazil include all restaurants that were open at least 18 months at the beginning of each respective period. Brazil results are reported on a one-month calendar lag.

(3)	The stated menu price changes exclude the impact of product mix shifts to new menu offerings.

(4)
Translated at an average exchange rate of 1,069.41, 1,028.98, 1,025.85 and 1,088.53 for the thirteen weeks ended March 30, 2014, June 29, 2014, September 28, 2014 and December 28, 2014, respectively. Translated at an average exchange rate of 1,053.78 for the fiscal year ended December 28, 2014.

(5)
Translated at an average exchange rate of 2.37, 2.26, 2.24 and 2.45 for the thirteen weeks ended March 30, 2014, June 29, 2014, September 28, 2014 and December 28, 2014, respectively. Translated at an average exchange rate of 2.33 for the fiscal year ended December 28, 2014.

TABLE TEN
BLOOMIN’ BRANDS, INC.
SELECTED SEGMENT INFORMATION - NON-GAAP RECONCILIATION
(UNAUDITED)
	THIRTEEN WEEKS ENDED
	MARCH 30,	JUNE 29,	SEPTEMBER 28,	DECEMBER 28,	FISCAL YEAR
(dollars in thousands)	2014	2014	2014	2014	2014
Reconciliation of adjusted income from operations:
U.S.
Income from operations	$106,901	$81,268	$54,734	$77,658	$320,561
Operating income margin	10.6%	8.4%	6.0%	8.1%	8.3%
Adjustments:
Restaurant impairments and closing costs (1)	4,929	—	—	—	4,929
Asset impairments and related costs (2)	—	—	6,112	7,396	13,508
Restaurant relocations and related costs (3)	—	—	—	249	249
Adjusted income from operations	$111,830	$81,268	$60,846	$85,303	$339,247
Adjusted operating income margin	11.1%	8.4%	6.6%	8.9%	8.8%

International
Income (loss) from operations	$16,225	$8,282	$(2,968)	$3,481	$25,020
Operating income margin	11.0%	5.8%	(2.0)%	2.4%	4.3%
Adjustments:
Purchased intangibles amortization (4)	1,458	1,532	1,545	1,417	5,952
Restaurant impairments and closing costs (5)	—	—	11,573	10,339	21,912
Adjusted income from operations	$17,683	$9,814	$10,150	$15,237	$52,884
Adjusted operating income margin	12.0%	6.8%	6.8%	10.3%	9.0%

Unallocated corporate operating expense	$(33,100)	$(27,159)	$(52,887)	$(40,471)	$(153,617)
Adjustments:
Transaction-related expenses (6)	1,118	—	—	229	1,347
Severance (7)	—	—	5,362	3,683	9,045
Asset impairments and related costs (8)	—	—	10,840	142	10,982
Legal settlement	—	—	—	(6,070)	(6,070)
Adjusted unallocated corporate operating expense	$(31,982)	$(27,159)	$(36,685)	$(42,487)	$(138,313)

Adjustment line item classifications:
U.S.
Other restaurant operating expense	$(2,078)	$—	$—	$—	$(2,078)
Depreciation and amortization	—	—	—	249	249
General and administrative	1,035	—	—	—	1,035
Provision for impaired assets and restaurant closings	5,972	—	6,112	7,396	19,480
	$4,929	$—	$6,112	$7,645	$18,686

				(CONTINUED...)

TABLE TEN
BLOOMIN’ BRANDS, INC.
SELECTED SEGMENT INFORMATION - NON-GAAP RECONCILIATION
(UNAUDITED)
	THIRTEEN WEEKS ENDED
	MARCH 30,	JUNE 29,	SEPTEMBER 28,	DECEMBER 28,	FISCAL YEAR
(dollars in thousands)	2014	2014	2014	2014	2014
International
Other restaurant operating expense	$95	$100	$101	$(741)	$(445)
Depreciation and amortization	1,363	1,432	1,444	1,324	5,563
General and administrative	—	—	—	2,855	2,855
Provision for impaired assets and restaurant closings	—	—	11,573	8,318	19,891
	$1,458	$1,532	$13,118	$11,756	$27,864

Unallocated corporate operating expense
Other restaurant operating expense	$—	$—	$—	$(6,070)	$(6,070)
General and administrative	1,118	—	5,726	4,216	11,060
Provision for impaired assets and restaurant closings	—	—	10,476	(162)	10,314
	$1,118	$—	$16,202	$(2,016)	$15,304
_________________

(1)	Represents impairments and expenses incurred for the Domestic Restaurant Closure Initiative.

(2)	Represents asset impairment charges and related costs associated with our decision to sell the Roy’s business.

(3)	Represents accelerated depreciation incurred in connection with the Company’s relocation program.

(4)	Represents non-cash intangible amortization recorded as a result of the acquisition of our Brazil operations.

(5)	Represents impairments and expenses incurred for the International Restaurant Closure Initiative.

(6)
Transaction-related expenses primarily relate to secondary offerings of our common stock completed in November 2014 and March 2014, the refinancing of the Senior Secured Credit Facility in May 2014, and other transaction costs.

(7)	Relates to severance incurred as a result of our organizational realignment.

(8)	Represents asset impairment charges and related costs associated with our decision to sell corporate aircraft.

TABLE ELEVEN
BLOOMIN’ BRANDS, INC.
SELECTED SEGMENT INFORMATION - NON-GAAP RECONCILIATION
(UNAUDITED)
	THIRTEEN WEEKS ENDED								FISCAL YEAR ENDED
	MARCH 30, 2014		JUNE 29, 2014		SEPTEMBER 28, 2014		DECEMBER 28, 2014		DECEMBER 28, 2014
Restaurant-level operating margin:	U.S GAAP	ADJUSTED	U.S GAAP	ADJUSTED	U.S GAAP	ADJUSTED	U.S GAAP	ADJUSTED	U.S GAAP	ADJUSTED
U.S. (1)	17.4%	17.2%	15.2%	15.2%	13.5%	13.5%	15.4%	15.4%	15.4%	15.4%
International (2)	20.0%	20.1%	17.2%	17.3%	16.6%	16.6%	20.0%	19.5%	18.4%	18.4%
_________________

(1)
Includes adjustments for the write-off of $2.1 million of deferred rent liabilities associated with the Domestic Restaurant Closure Initiative for the thirteen weeks ended March 30, 2014 and fiscal year ended December 28, 2014.

(2)
Includes: (i) an adjustment of $0.1 million for each thirteen week period presented for non-cash intangible amortization recorded as a result of the acquisition of our Brazil operations and (ii) the write-off of $0.8 million of deferred rent liabilities associated with the International Restaurant Closure Initiative for the thirteen weeks and fiscal year ended December 28, 2014.

SOURCE: Bloomin’ Brands, Inc.